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                              ALEC HOLDINGS, INC.

                               OFFER TO EXCHANGE
                    13% SENIOR DISCOUNT DEBENTURES DUE 2011
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ALL OF ITS OUTSTANDING
                    13% SENIOR DISCOUNT DEBENTURES DUE 2011
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
               EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT

To Our Clients:

    Enclosed for your consideration is a Prospectus dated       , 1999 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by ALEC Holdings, Inc. ("Holdings") to exchange up to $46,928,435 aggregate principal amount of its 13% Senior Discount Debentures due 2011 which has been registered under the Securities Act of 1933, as amended (the "Exchange Debentures"), for up to $46,928,435 aggregate principal amount of its outstanding 13% Senior Discount Debentures due 2011 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Debentures").

    The material is being forwarded to you as the beneficial owner of Old Debentures carried by us for your account or benefit but not registered in your name. A tender of any Old Debentures may be made only by us as the registered holder and pursuant to your instructions. Therefore, Holdings urges beneficial owners of Old Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Debentures in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Debentures.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON       , 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").
Old Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    Your attention is directed to the following:

        1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Debentures for each $1,000 principal amount at maturity of the Old Debentures, of which $46,928,435 aggregate principal
    amount of the Old Debentures was outstanding as of       , 1999. The terms
    of the Exchange Debentures are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Debentures, except that the Exchange Debentures (i) are freely transferable by holders thereof (except as provided in the Prospectus) and
    (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Old Debentures under an exchange and registration rights agreement to which Holdings is party.

        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

        3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
    New York City time, on       , 1999, unless extended.
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        4. Holdings has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

        5. Any transfer taxes incident to the transfer of Old Debentures from the tendering Holder to Holdings will be paid by Holdings, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Debentures in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Old Debentures held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER OLD DEBENTURES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of ALEC Holdings, Inc. relating to $46,928,435 aggregate principal amount of its 13% Senior Discount Debentures due 2011, including the Prospectus and the Letter of Transmittal.

    This form will instruct you to exchange the aggregate principal amount of Old Debentures indicated below (or, if no aggregate principal amount is indicated below, all Old Debentures) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

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          AGGREGATE PRINCIPAL AMOUNT OF OLD DEBENTURES TO BE EXCHANGED
                                 $            *

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
*I (we) understand that if I (we) sign these
instruction forms without indicating an        -------------------------------------------
aggregate principal amount of Old Debentures   -------------------------------------------
in the space above, all Old Debentures held    Signature(s)
by you for my (our) account will be            -------------------------------------------
exchanged.                                     Capacity (full title), if signing in a
                                               fiduciary or representative capacity
                                               -------------------------------------------
                                               -------------------------------------------
                                               -------------------------------------------
                                               Name(s) and address, including zip code
                                               Date: -------------------------------------
                                               -------------------------------------------
                                               Area Code and Telephone Number
                                               -------------------------------------------
                                               Taxpayer Identification or Social Security
                                               Number

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